Exhibit 3(a)
DISTRIBUTION AGREEMENT
 This agreement is entered into as of October 1, 1993, by and among Fidelity Insurance Agency, Inc. ("FIA Inc."), Fidelity Investments Insurance Agency of Texas, Inc., ("FIA Texas"), Boston Fidelity Insurance Agency of New Mexico, Inc. ("FIA New Mexico"), Fidelity Insurance Agency of Arizona, Inc. ("FIA Arizona"), Ohio Fidelity Insurance Agency, Inc. ("FIA Ohio"), Fidelity Insurance Agency of Alabama, Inc. ("FIA Alabama"), (collectively the "FIAs" and each an "FIA"), Fidelity Brokerage Services, Inc. ("FBSI"), Fidelity Investments Life Insurance Company ("FILI").
 In consideration of the mutual covenants and promises set forth herein below, the parties do hereby agree as follows:
ARTICLE I.  DEFINITIONS
 1. "Contracts" means all variable life insurance policies and variable annuity contracts issued by FILI.
 2. "Fund" means Variable Insurance Products Fund and Variable Insurance Products Fund II, and any other investment companies that may be added in the future as funding mechanisms to support the Contracts.
 3.  "1933 Act" means the Securities Act of 1933, as amended.
 4.  "1934 Act" means the Securities Exchange Act of 1934, as amended.
 5.  "1940 Act" means the Investment Company Act of 1940, as amended.
 6. "Participation Agreement" refers to one or more participation agreements among FILI, a Fund, and Fidelity Distributors Corporation. Each Participation Agreement, whether currently in existence or entered into in the future, is incorporated herein by this reference.
 7. "Payments" means all purchase payments made with respect to any Contract, including initial and any subsequent purchase payments.
 8. "Prospectus" means any prospectus included within any Registration Statement for any Contract or any Fund, including any prospectus filed pursuant to Rule 424 or 497 under the 1933 Act.
 9. "Registration Statement" means the currently effective registration statement or currently effective post-effective amendment thereto relating to any Contract and/or Variable Account, including financial statements and all exhibits thereto.
 10.  "SEC means the United States Securities and Exchange Commission.
 11. "Variable Account" means each separate account of FILI supporting any Contract, whether now in existence or established by FILI in the future to support any Contract. A Variable Account may consist of one or more divisions, each investing in shares of a portfolio of a Fund.
ARTICLE II.  AGREEMENTS OF FILI
 1. FILI hereby appoints FBSI as principal underwriter for the sale of all Contracts. FILI further appoints each FIA as its independent general agent for the sale of the Contracts, but no appointment is effective with respect to any jurisdiction where a particular FIA may not lawfully solicit applications for the Contracts.
 2. FILI, during the term of this Agreement, will immediately notify FBSI and each affected FIA of the following:
 (a) When the Registration Statement for any Contract has become effective or when any amendment with respect to the Registration Statement thereafter becomes effective;
 (b) Any request by the SEC for any amendments or supplements to the Registration Statement for any Contract or of any request for additional information that must be provided by FBSI;
 (c) The issuance by the SEC of any stop order with respect to the Registration Statement for any Contact or any amendments thereto or the initiation of any proceedings for that purpose or for any other purpose relating to the registration and/or offering of the Contracts;
 (d) The states or jurisdictions where approval of the Contract forms is required under applicable insurance laws and regulations, and whether and when such approvals have been obtained; and
 (e) The states or jurisdictions where any Contract may not lawfully be sold.
 3. FILI will compile periodic marketing reports summarizing sales results to the extent reasonably requested by FBSI or any FIA.
 4. FILI will provide to FBSI at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemption, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or a Variable Account, contemporaneously with the filing of such document with the SEC.
 5. During the term of this Agreement, FILI will provide each FIA with as many copies of the Prospectus for any Contract (and any amendments or supplements thereto) as such FIA may reasonably request. If, however, the prospectus for a Contract is to be printed and bound together with the prospectus for a Fund or Funds, FILI shall, if requested by any FIA, provide to such FIA typeset and camera ready copies of the Contract prospectus and/or any other necessary documentation.
 6. FILI and FIA, Inc. will keep appropriate books and records for FBSI, in conformity with Rules 17a-3 and 17a-4 under the 1934 Act, showing all commissions paid, all initial sales of contracts, all subsequent payments made by contract owners, and such other information as may be required from time to time by the SEC or the NASD. Such books and records shall be the property of FILI, each FIA, and FBSI, available to each of them immediately upon demand.
 ARTICLE III.  AGREEMENTS OF FBSI AND THE FIAs
 1. FBSI represents and warrants that it is a broker-dealer duly registered under the 1934 Act and a member of the National Association of Securities Dealers, Inc. ("NASD").
 2. Each FIA represents and warrants that it will not offer for sale or sell any Contract in a jurisdiction unless it has first obtained in such jurisdiction any required regulatory approvals and/or licenses to sell such Contract.
 3. FBSI and each FIA agree that they shall each be solely responsible for carrying out their respective sales, administrative and supervisory obligations under this Agreement, and that they will do so in material compliance with all applicable federal and state laws and regulations.
 4. FBSI and each FIA may engage in retail sales of Contracts. FBSI and each FIA agree that they will not permit a registered representative of FBSI or an agent of FIA to sell a Contract in a particular jurisdiction unless such registered representative or agent is also (i) properly insurance licensed, (ii) properly securities licensed, (iii) appointed as an agent of FILI, and (iv) where required by law, a designated agent of an FIA as is legally eligible to receive commissions in such jurisdiction. FBSI shall use its best efforts to maintain its registration under the 1934 Act and shall use its best efforts to continue to be a member in good standing of the NASD. Each FIA shall use its best efforts to maintain its qualification as an insurance agency in each jurisdiction where it currently maintains such qualification. FBSI shall be responsible for ensuring that its registered representatives soliciting sales of the Contracts pass all necessary NASD exams and obtain and maintain all necessary NASD licenses. Each FIA shall be responsible for ensuring that its agents obtain and maintain all necessary qualifications to maintain such status, including continuing education requirements. If any registered representative of FBSI or agent of any FIA fails to maintain the required licenses and appointments or fails to meet the supervisory standards imposed by FILI or the appropriate FIA, FBSI or such FIA shall promptly notify FILI and shall advise such registered representative or agent that he or she is no longer authorized to offer or sell the Contracts. FBSI and such FIA shall immediately take all steps necessary to ensure that such registered representative or agent ceases all sales activity immediately. FBSI and each FIA shall investigate the business reputation of all registered representatives offering the Contracts, and their competence to sell the Contracts. FBSI and each FIA shall ensure that its registered representatives or agents are adequately and diligently trained, and shall be solely responsible for their supervision. FBSI and each FIA shall establish any procedures necessary to ensure that all required licenses, appointments and designations are maintained by its registered representatives. Upon request by FILI or any FIA, FBSI or any FIA shall furnish such records as are necessary to establish that the foregoing requirements are being met. FBSI and the FIAs shall not engage in servicing the Contracts. All service requests shall be directed to FILI's Service Center in accordance with such procedures as FILI may adopt from time to time. FBSI and each FIA shall ensure that retail sales of the Contracts made by their registered representatives or agents are made only where such sales constitute suitable purchases under all applicable securities and insurance laws and regulations.
 5. Each FIA agrees that it shall be fully responsible for ensuring that no agent, representative, telephone salesperson or employee shall offer any Contract on its behalf until such person is duly licensed and appointed by FILI and appropriately licensed, registered or otherwise qualified to offer and sell such Contract under federal securities laws, NASD rules and regulations, and the insurance laws of each state or other jurisdiction in which such person offers or intends to offer such Contract. FILI reserves the right to refuse to appoint any proposed agent, or, once appointed, to terminate such appointment.
 6. FBSI and each FIA understand that the public offering of any Contract will commence as soon as possible after the effective date of its Registration Statement. Beginning at that time, and during the term of this Agreement, each FIA agrees to use its best efforts to solicit applications for the Contracts.
 7. All Payments and application for Contracts sold by any FIA or their agents, representatives, telephone sales persons or employees through direct mail solicitation should be sent directly to FILI's Service Center. To the extent that any FIA solicits applications for Contracts through an agent or that Payments are incorrectly sent to an FIA rather than the Service Center, all Payments received by FIA shall be remitted promptly in full together with such application and such forms and other required documentation to the Service Center. Checks or money orders in payment of Payments shall be drawn to the order of "Fidelity Investments Life Insurance Company." FILI shall have the unconditional right to reject, in whole or in part, any application for any Contract. In the event an application is rejected, the amount of the Payment received by FILI will be returned directly to the purchaser and FILI will notify the affected FIA of such action. In the event that a Contract is returned to FILI within the applicable "free look" period, FILI will return to the purchaser the amount required under the Contract and will notify the affected FIA of such action. In the event that an FIA has received compensation based on any Contract returned pursuant to its free look provision, such FIA agrees to repay promptly such compensation to FILI. In the event that FBSI has received compensation from any FIA based on any Contract returned pursuant to its free look provision, FBSI agrees to repay promptly such compensation to such FIA.
 8. Each FIA shall, in soliciting applications for the Contracts, engage in direct marketing of the Contracts using various means of communication. Each FIA will provide telephone sales persons and such other personnel it deems necessary to respond to inquiries from the general public regarding the Variable Accounts, the Contract and the portfolios of the Funds underlying the Variable Accounts. In connection with such marketing efforts:
 (a) Each FIA shall furnish, or shall cause to be furnished, to FILI, each piece of sales literature or other promotional material in which FILI or a Variable Account is named. No such material shall be used without the prior written consent of FILI.
 (b) Without the written consent of FILI, each FIA, its agents, representatives, telephone salespersons or employees shall not give any information, or make any representations on behalf of or concerning FILI, a Variable Account, or a Contract, other than the information and representations contained in a currently effective Registration Statement (or post-effective amendment thereto) for a Contract, or in reports for the Variable Accounts prepared for distribution to Contract owners, or in sales literature or other promotional material approved in writing by FILI.
 (c) FBSI, in accordance with its obligations under federal securities laws and regulations, shall establish and implement reasonable procedures acceptable to FILI for periodic inspection and ongoing supervision of sales practices of agents, employees, telephone sales representatives and representatives of each FIA, and, upon request, shall make available to FILI periodic reports on the results of such inspections and compliance with such procedures.
 (d) In compliance with FILI's written rules and procedures and with applicable rules and regulations of any governmental or other agency that has jurisdiction over variable life insurance or variable annuity activities, FBSI and each FIA are responsible for the training, supervision and control of their agents, representatives, telephone salespersons and other employees involved in the marketing program for the Contracts by each FIA. FBSI and each FIA will also undertake to have duly licensed all agents, representatives, telephone salespersons and employees of each FIA who must be licensed pursuant to federal or state insurance and/or securities laws in order to sell the Contracts.
 (e) For purposes of this paragraph 7 and its subparagraphs and the indemnification provisions in Articles V and VI hereof, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (including material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone script or sound recording, video display, signs or billboards, motion pictures, or other public media), written communications distributed or made generally available to customers or the public (including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published articles), education or training materials or other communications distributed or made generally available to agents, representatives, telephone salespersons or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, proxy materials, applications for the Contracts and application kits.
 9. Each FIA shall act as an independent general agent, and nothing herein contained shall constitute any FIA or its agents, representatives, telephone salespersons or employees, as employees of FILI in connection with the marketing program for the Contracts.
 10. No FIA shall, directly or by means of its agents, representatives, telephone salespersons or other employees offer, nor attempt to offer, nor solicit applications for the Contracts or deliver Contracts in any state or jurisdiction in which the Contracts may not legally be sold or offered for sale.
 11.  Neither FBSI nor any FIA shall have authority on behalf of FILI to
(i) make, alter or discharge any Contract; or (ii) receive any monies or Payments, except as set forth in Article III, Section 7 of this Agreement. Neither FBSI nor any FIA shall expend, or contract for the expenditure of, the funds of FILI nor shall FBSI nor any FIA possess or exercise any authority on behalf of FILI other than that expressly conferred on FBSI or FIA by this Agreement.
 12. FBSI and each FIA agree to maintain appropriate books and records concerning the variable annuity and variable life business transacted by FBSI and each FIA under this Agreement as required by either (a) any governmental authority (including without limitation the SEC, the NASD and state insurance regulators) or (b) FILI. Such books and records shall be the property of FILI and shall be made available to FILI at any time upon its written request. FBSI and each FIA shall permit such governmental authorities reasonable access to such books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated thereby. Without limiting the foregoing, FBSI shall be responsible for confirming purchases and redemptions of units of FILI's separate accounts by purchasers and/or owners of the contracts issued by FILI. Such confirmations shall be the records of FBSI, even if located at the offices of FILI, and if so located, shall be provided to FBSI immediately upon demand. Similarly, all records showing the identity of the person credited for any retail sale of the Contracts, whether maintained at FBSI's offices, at FIA, Inc.'s offices, or at FILI's offices, shall be the records of FBSI and, if located at FILI's offices or FIA, Inc.'s offices, shall be the property of FBSI and shall be furnished to FBSI immediately upon demand.
 13. Each FIA shall pay the following expenses related to its distribution of the Contracts: (i) expenses associated with the initial licensing and training of its agents, representatives, telephone salespersons and employees necessary for the marketing of the Contracts, (ii) the costs of any advertisements and marketing materials which it develops for use in connection with the marketing program for the Contracts. Any other expenses incurred by FBSI, or an FIA, or the agents or employees of either FBSI or such FIA for the purpose of carrying out the obligations of FBSI or such FIA hereunder will be paid for by FBSI or such FIA.
ARTICLE IV.  COMPENSATION
 1. For each Contract that is a LIFE INSURANCE policy or DEFERRED ANNUITY contract sold by a particular FIA, FILI shall pay such FIA, or its designee, compensation consisting of two components: (a) first year compensation equal to the lesser of (i) $50 per Contract and (ii) 2% of the Payments received during the first Contract Year; and (b) each year, an amount equal to .10% of the Contract Value. For each Contract that is an IMMEDIATE ANNUITY contract, FILI shall pay such FIA compensation each year of an amount not more than .10% of the reserves held to support the Contracts.
 2. For each Payment received by FILI as the result of the efforts of a particular FIA utilizing only the FBSI branch system, such FIA shall pay to FBSI compensation equal to 2.25% of the premium received by FILI. No sale by any FIA shall be made through any person who is not properly registered with the NASD as a registered representative of FBSI or another properly licensed broker-dealer. If the sale is made through a combination of the efforts of a FBSI Branch Representative and a telephone representative not part of the FBSI Branch System, then such FIA shall pay to FBSI compensation equal to 1.50% of the premium received by FILI.
ARTICLE V.  INDEMNIFICATION BY FILI
 1. FILI agrees to indemnify and hold harmless FBSI and each FIA against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of FILI) or litigation (including legal and other expenses) to which FBSI or any FIA may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale of the Contracts and:
 (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, Prospectus, Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply to FBSI or a particular FIA if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to FILI by FBSI or such FIA for use in the Registration Statement, Prospectus, Contracts or sales literature for the Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts; or
 (b) arise as a result of any failure by FILI to provide the services and furnish the materials under the terms of this Agreement; or
 (c) arise out of or result from any material breach of any representation and/or warranty made by FILI in this Agreement or arise out of or result from any other material breach of this Agreement by FILI, as limited by and in accordance with the provisions of Article V, Sections 1(a) and 1(b) hereof.
 2. FILI shall not be liable under this indemnification provision with respect to any losses, claims damages, liabilities or litigation incurred or assessed against FBSI or any FIA as such may arise from FBSI's, or such FIA's, willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under this Agreement.
 3. FILI shall not be liable under this indemnification provision with respect to any claim made against FBSI or any FIA unless FBSI or such FIA shall have notified FILI in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon FBSI or such FIA (or after FBSI or such FIA shall have received notice of such service on any designated agent), but failure to notify FILI of any such claim shall not relieve FILI from any liability which it may have to FBSI or FIA otherwise than on account of this indemnification provision. In case any such action is brought against FBSI or any FIA, FILI shall be entitled to participate, at its own expense, in the defense of such action. FILI shall be entitled to assume the defense thereof, with counsel satisfactory to FBSI or FIA.
After notice from FILI to FBSI or such FIA of the election by FILI to assume the defense thereof, FBSI or such FIA shall bear the fees and expenses of any additional counsel retained by it, and FILI will not be liable to FBSI under this Agreement for any legal or other expenses subsequently incurred by FBSI or such FIA independently in connection with the defense thereof other than reasonable costs of investigation.
 4. FBSI or any FIA will promptly notify FILI of the commencement of any litigation or proceedings against it in connection with the issuance or sale of any Contract.
ARTICLE VI.  INDEMNIFICATION BY FBSI OR ANY FIA
 1. FBSI and each FIA agree to indemnify and hold harmless FILI against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of FBSI or any FIA) or litigation (including legal and other expenses), to which FILI may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale of the Contracts and:
 (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, Prospectus, Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to FBSI or any FIA by FILI for use in the Registration Statement, Prospectus, Contracts or sales literature for the Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts; or (b) arise as a result of any failure by FBSI or any FIA to provide the services and furnish the materials under the terms of this Agreement; or
 (b) arise out of any failure by FBSI or an FIA to provide the services and furnish the materials under the terms of this Agreement; or
 (c) arise out of or result from any material breach of any representation and/or warranty made by FBSI or FIA in this Agreement or arise out of or result from any other material breach of this Agreement by FBSI or any FIA, as limited by and in accordance with the provisions of Article VI, Sections 1(a) and 1(b) hereof.
 2. Neither FBSI or any FIA shall be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against FILI as such may arise from FILI's willful misfeasance, bad faith, or gross negligence in the performance of their duties or by reason of their reckless disregard of obligations or duties under this Agreement.
 3. Neither FBSI nor any FIA shall be liable under this indemnification provision with respect to any claim made against FILI unless FILI shall have notified FBSI and such FIA in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon FILI (or after FILI shall have received notice of such service on any designated agent), but failure to notify FBSI and such FIA of any such claim shall not relieve FBSI and such FIA from any liability which they may have to FILI otherwise than on account of this indemnification provision. In case any such action is brought against FILI, FBSI and such FIA shall be entitled to participate, at their own expense, in the defense of such action. FBSI and such FIA shall be entitled to assume the defense thereof, with counsel satisfactory to FILI. After notice from FBSI or such FIA to FILI of the election by FBSI or such FIA to assume the defense thereof, FILI shall bear the fees and expenses of any additional counsel retained by it, and FBSI or such FIA will not be liable to FILI under this Agreement for any legal or other expenses subsequently incurred by FILI independently in connection with the defense thereof other than reasonable costs of investigation.
 4. FILI will promptly notify FBSI and FIA of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts.
ARTICLE VII.  CONFIDENTIALITY
 1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses contained in each FIA's mailing list and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party, provided, that to the extent any name and address is available to a party through a source independent of the relationship defined in this Agreement, such name and address shall not be treated as confidential.
ARTICLE VIII.  TERM OF AGREEMENT
 1. The initial term of this Agreement shall be from the effective date hereof through December 31, 1994. This Agreement shall renew automatically from year to year thereafter. This Agreement may be terminated by any party upon 30 days' prior written notice. Termination shall be automatic at such time, if any, as there is no longer any Participation Agreement in effect.
 2. Upon termination of this Agreement, all authorizations, rights and obligations shall cease except the indemnification provisions set forth above between or among FILI, FBSI and any FIA, and the provisions of
Article III, Section 11 that require FBSI and the FIAs to maintain certain books and records. No Participation Agreement shall be affected by the termination of this Agreement.
ARTICLE IX.  NON-EXCLUSIVITY OF AGREEMENT
 FILI may at any time distribute any Contract through any other proper party or distribution system of its choice.
ARTICLE X.  ASSIGNABILITY
 This Agreement may not be assigned without the prior written consent of all parties hereto.
ARTICLE XI.  GOVERNING LAW
 This Agreement shall be in all respects governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.
ARTICLE XII.  NOTICE
 Any notice shall be sufficiently given when personally received by the other party, or when sent by registered or certified mail to the other party to 82 Devonshire Street, Boston, Massachusetts 02109. Notices to FILI shall be sent to the attention of FILI's Chairman or President. Notices to any FIA shall be sent to the attention of its President.
Notices to FBSI shall be sent to the attention of its President.
ARTICLE XIII.  INVESTIGATIONS AND COMPLAINTS
 Each party agrees to cooperate fully with all other parties in any insurance, securities or other regulatory or judicial investigation or proceeding arising in connection with the Contracts, agents of any FIA, and/or registered representatives of FBSI. Each party shall furnish to any regulatory authority having jurisdiction any information which such authority may request in order to ascertain whether sales of the Contracts are made in compliance with applicable law and/or regulation. Each party further agrees to cooperate with each of the others in resolving any customer complaints with respect to the Contracts, FBSI, FIA, or any of their agents, registered representatives, or employees.
 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.
FIDELITY INSURANCE AGENCY, INC.
By: \s\ Richard D. Jameison
 Richard D. Jameison
 Vice President
FIDELITY INVESTMENTS INSURANCE AGENCY OF TEXAS, INC.
By: \s\ Laurie McCartney
 Laurie McCartney
 President
BOSTON FIDELITY INSURANCE AGENCY OF NEW MEXICO, INC.
By: \s\ Richard D. Jameison
 Richard D. Jameison
 Vice President
FIDELITY INSURANCE AGENCY OF ARIZONA, INC.
By: \s\ Richard D. Jameison
 Richard D. Jameison
 Vice President
OHIO FIDELITY INSURANCE AGENCY, INC.
By: \s\ Richard D. Jameison
 Richard D. Jameison
 Vice President
FIDELITY INSURANCE AGENCY OF ALABAMA, INC.
By: \s\ Richard D. Jameison
 Richard D. Jameison
 Vice President
FIDELITY BROKERAGE SERVICES, INC.
By: \s\ Roger T. Servison
 Roger T. Servison
 President
FIDELITY INVESTMENTS LIFE INSURANCE COMPANY ("FILI")
By: \s\ Rodney R. Rohda
 Rodney R. Rohda
 Chairman